Exhibit 21
Subsidiaries of Teledyne Technologies Incorporated

	State/Jurisdiction	Fictitious Business Name(s)
Name of Subsidiary	of Incorporation	Used by Subsidiary

Aerosance, Inc.*	Delaware
Ensambles de Precision S.A. de C.V.	Mexico
Ocean Design, Inc.*	Delaware
Ocean Design Europe, Ltd.**	United Kingdom
Ocean Design Ltda.**	Brazil
Reynolds Industries Limited	United Kingdom
Teledyne Advanced Pollution Instrumentation, Inc.	California
Teledyne & BAE Systems JV, LLC***	Delaware
Teledyne Benthos, Inc.	Massachusetts	Teledyne Taptone
Teledyne CollaborX, Inc.	Colorado
Teledyne Brown Engineering, Inc.	Delaware
Teledyne Continental Motors, Inc.	Delaware
Teledyne Controls Simulation Limited	Canada
Teledyne Controls Wichita, Inc.	Delaware
Teledyne Cougar, Inc.	California
Teledyne Energy Systems, Inc.*	Delaware
Teledyne France	France	Teledyne RD Instruments Europe
Teledyne Germany GmbH	Germany
Teledyne Instruments, Inc.	Delaware	Teledyne Geophysical Instruments, Teledyne D.G. O’Brien, Teledyne Impulse, Teledyne Test Services, Test Services
Teledyne Isco, Inc.	Nebraska	ISCO
Teledyne Licensing, LLC	Delaware
Teledyne Lighting and Display Products, Inc.	Nevada
Teledyne Limited	United Kingdom	Teledyne Controls Flight Data Company
Teledyne Mattituck Services, Inc.	Delaware
Teledyne Monitor Labs, Inc.	Delaware
Teledyne Monitor Labs P.R., Inc.	Puerto Rico
Teledyne RD Instruments, Inc.	Delaware
Teledyne RD Technologies (Shanghai) Co., Ltd.	China
Teledyne Reynolds, Inc.	California
Teledyne Reynolds Limited	United Kingdom
Teledyne RISI, Inc.	California
Teledyne Scientific & Imaging, LLC	Delaware	Teledyne Judson Technologies Teledyne Imaging Sensors Teledyne Scientific Company
Teledyne S G Brown Limited	United Kingdom
Teledyne Singapore Private Limited	Singapore
Teledyne Solutions, Inc.	Alabama
Teledyne Storm Products, Inc.	California
Teledyne Technologies (Bermuda) Limited	Bermuda
Teledyne Technologies International Corp.	Delaware
Teledyne Tekmar Company	Ohio	Teledyne Leeman Labs
Teledyne TSS Limited	United Kingdom
Teledyne Wireless, Inc.	Delaware	Teledyne KW Microwave, Teledyne MEC, Teledyne MEC Vacuum Electronics, Teledyne Microwave, Teledyne Vacuum Technologies

*	Majority owned.
**	A subsidiary of Ocean Design, Inc.
***	50% owned by Teledyne Solutions, Inc.